                                                                    EXHIBIT 10.2


                           PURCHASE AND SALE AGREEMENT

                  THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is entered into as of _______________, 2001, by and between Pinnacle Towers Inc., a Delaware corporation ("SELLER") and Benn W. Bundy ("PURCHASER"), upon the terms and conditions set forth herein.

                                   ARTICLE I.
                                PURCHASE AND SALE

                  1.1 PROPERTY. For and in consideration of the premises, undertakings and mutual covenants set forth herein, Seller hereby agrees to sell, transfer, assign and/or convey unto Purchaser and Purchaser hereby agrees to accept, buy and pay for the following properties, rights, interests and assets (collectively "PROPERTY"):

                           (a) all of the real property described in EXHIBIT A
                  attached hereto and by this reference incorporated herein for all purposes (the land, or interests in the land, described in each such exhibit is herein called "LAND"), together with all buildings and other improvements located thereon (the "IMPROVEMENTS"), subject to the Permitted Exceptions (as hereinafter defined);

                           (b) all tangible personal property and fixtures of
                  any kind owned by Seller and attached to or located within the Improvements and used in connection with the ownership, maintenance or operation of the Land or the Improvements ("PERSONAL PROPERTY");

                           (c) all of the landlord's interest in any leases,
                  licenses, occupancy agreements, or other agreements demising space in, providing for the use of and/or occupancy of the Improvements or the Land (collectively, the "LEASES"); and

                           (d) to the extent only the same are assignable by
                  Seller to Purchaser, all of Seller's right, title, and interest in and to any and all of the following with respect to the Land, the Improvements, the Personal Property and/or the Leases, (i) agreements, such as maintenance, service or utility contracts relating to ownership, maintenance and operation, (ii) warranties currently in force and effect,
                  (iii) all licenses, permits or similar documents, (iv) plans, drawings, specifications, surveys and engineering reports, and
                  (v) Seller's right, if any, to the use of the name "Goodhue" as the name of the building located on the Land (collectively, the "INTANGIBLE PROPERTY").

                  The Property shall exclude, and Seller shall retain (a) all of Seller's right, title and interest in and to all rights to the tradename, assumed names, or business names or similar names by which the Property are currently operated and the goodwill and other intangible assets associated with the operation of the Property by Seller including "Pinnacle", any tradenames, symbols, or marks relating thereto and all derivations thereof, (b) any cash, bank accounts, prepaid obligations, accounts receivable, claims, causes of action, and rights to receive insurance proceeds and condemnation awards, subject to the proration provisions of Article VII and Article VIII, (c) minute books and records, (d) accounting journals and books of account (except for such journals and books of account that relate solely to the Leases), and (e) tax refunds.

                                  ARTICLE II.
                                 PURCHASE PRICE

                  2.1 PURCHASE PRICE. The purchase price for the Properties shall be an amount equal to the sum of Three Hundred Seventy-five Thousand Dollars ($375,000) (the "PURCHASE PRICE"), subject to adjustment as set forth below in Section 2.3.

                  2.2 METHOD OF PAYMENT. The Purchase Price shall be payable as follows:

                           (a) "EFFECTIVE DATE" means the date a fully executed
                  Agreement is delivered to Port Arthur Abstract, Port Arthur, Texas, (the "TITLE COMPANY"), as indicated by the execution by the Title Company of the Receipt and Acknowledgment attached hereto. On or before the Effective Date, an earnest money deposit (the "EARNEST MONEY DEPOSIT") in the amount of Ten Thousand Dollars ($10,000) in good funds being immediately collectible by the Title Company shall be deposited by Purchaser into an interest bearing escrow account at the Title Company. If the Earnest Money Deposit is not timely paid by Purchaser, then this Agreement shall terminate and the parties shall have no further rights or liabilities hereunder. Any income or interest earned on the Earnest Money Deposit prior to Closing shall be held in the account and shall be deemed a part of the Earnest Money Deposit for all purposes of this Agreement. Except as hereinafter provided, the Earnest Money Deposit shall be delivered to Seller at Closing as a credit to reduce the Purchase Price at the Closing.

                           (b) The balance of the Purchase Price, after reducing
                  the Purchase Price by the amount of the Earnest Money Deposit, shall be paid by Purchaser in same day funds immediately available to the Title Company at the Closing.

                  2.3 INDEPENDENT CONSIDERATION. In consideration of the rights granted to Purchaser under Section 3.3, Purchaser has on or before the Effective Date paid to Seller the sum of One Hundred Dollars ($100), the receipt and sufficiency of which are acknowledged by Sellers.

                                  ARTICLE III.
                           DELIVERIES AND INSPECTIONS

                  3.1 DELIVERIES. As soon as reasonably possible after the execution of this Agreement but in any event no later than 10 days after the Effective Date, Seller shall use commercially reasonable efforts to furnish, or cause to be furnished, to Purchaser, at Seller's sole cost and expense, legible, true, correct and complete copies of the following material (the "DELIVERED DOCUMENTS") for the Property:

                           (a) the Survey as required by Section 4.1;

                           (b) a list of material contracts or agreements
                  (including copies of the Leases) affecting the Property to which Seller is a party (the "SERVICE CONTRACTS");

                           (c) a list of all plans and specifications,
                  engineering drawings, blue prints and other architectural or engineering data in the possession of Seller which relate to the Property; and

                           (d) a copy of Seller's most current rent roll
                  applicable to the Leases.

                  EXCEPT AS PROVIDED IN SECTION 5.2, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER DELIVERS THE MATERIAL AND INFORMATION DESCRIBED IN THIS
SECTION 3.1 WITHOUT REPRESENTATION OR WARRANTY AS TO THE ACCURACY THEREOF, AND PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR ANY INACCURACY THEREOF.

                  3.2 DISCLAIMER OF WARRANTIES. PURCHASER IS ACQUIRING THE PROPERTY "AS IS" AND "WHERE IS", WITHOUT REPRESENTATION OR WARRANTY EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, INCLUDING, BUT NOT LIMITED TO THOSE CONCERNING (I) THE NATURE AND CONDITION OF THE PROPERTY AND THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, (II) THE MANNER, CONSTRUCTION, CONDITION AND STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, (III) EXCEPT FOR ANY WARRANTIES CONTAINED IN THE DEED, THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE, AND (IV) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, IT BEING SPECIFICALLY UNDERSTOOD THAT PURCHASER HAS HAD FULL OPPORTUNITY TO DETERMINE FOR ITSELF THE CONDITION OF THE PROPERTY. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" AND "WHERE IS" BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, ANY IMPROVEMENTS, THE PERSONAL PROPERTY, OR SOIL, WATER, AIR OR ENVIRONMENTAL CONDITIONS. PURCHASER ACKNOWLEDGES THAT PURCHASER IS PURCHASING THE PROPERTY BASED SOLELY ON PURCHASER'S OWN INDEPENDENT INVESTIGATIONS AND FINDINGS AND NOT IN RELIANCE UPON ANY INFORMATION PROVIDED BY SELLER OR SELLER'S AGENTS OR CONTRACTORS. SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PROPERTY.


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

                  3.3 DTPA WAIVER. Purchaser's rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the "DTPA"). Accordingly, PURCHASER HEREBY WAIVES THE APPLICABILITY OF THE DTPA TO THIS TRANSACTION AND ANY AND ALL DUTIES, RIGHTS OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA; provided, however, Purchaser does not waive Section 17.555 of the DTPA. Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with this transaction; that Purchaser freely and fairly agreed to this waiver as a part of the negotiations for this transaction; that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with Purchaser's counsel concerning this waiver; that the Property will not be occupied by Purchaser as Purchaser's family residence, and that the DTPA does not apply to Purchaser. Purchaser further recognizes that Seller, in determining to proceed with the entering into of this Agreement, has expressly relied on this waiver and the inapplicability of the DTPA.

                  3.4 CONTRACTS TO BE ASSUMED BY PURCHASER. All Service Contracts under Section 3.1(b) shall be assigned to and assumed by Purchaser at Closing. Purchaser shall pay all costs, expenses, fees, and/or charges applicable to terminate any such Service Contract or lease.

                                  ARTICLE IV.
                                SURVEY AND TITLE

                  4.1 SURVEY. No later than 10 days after the Effective Date, Seller shall provide Purchaser with a copy of the most recent survey of the Property in Seller's possession (the "SURVEY") prepared by a land surveyor. Purchaser shall be responsible for, and shall pay the costs of obtaining a new or updated Survey.

                  4.2 TITLE COMMITMENT.

                           (a) No later than 10 days after the Effective Date,
                  Purchaser shall, at its own expense, cause to be issued and delivered to Purchaser and Seller (i) an owner's title insurance policy commitment (the "TITLE COMMITMENT") from the Title Company setting forth the status of the title to the Land and the Improvements owned by Seller, and (ii) copies of all documents referred to in the Title Commitment, including but not limited to, deeds, lien instruments, plats, reservations, restrictions and easements.

                           (b) In the event any exceptions appear in the Title
                  Commitment, other than the standard printed exceptions that are unacceptable to Purchaser ("OBJECTIONABLE EXCEPTIONS"), then Purchaser shall, on or before 10 days after the Effective Date, notify Seller in writing of such fact, setting forth any Objectionable Exceptions. If (i) Purchaser fails to give such notice timely, Purchaser shall be deemed to have accepted all title exceptions that are reported in the Title Commitment; or (ii) Purchaser does give such notice, Purchaser shall be deemed to have accepted all title exceptions reported in the Title Commitment other than the Objectionable Exceptions expressly set forth in the notice. If Seller fails to cure any Objectionable Exceptions (without having any obligation to do so) on or prior to the end of 45 days after receipt of written notice thereof from Purchaser (the "CURE PERIOD"), then Purchaser may terminate this Agreement by delivering written notice to Seller on or before the end of 5 days after expiration of the Cure Period, and upon such termination Purchaser shall be entitled to return of the Earnest Money Deposit, as Purchaser's sole and exclusive remedy for the failure to eliminate or modify any Objectionable Exceptions. If Purchaser fails to give written notice of termination within 5 days after expiration of the Cure Period, then Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.2, and shall be deemed to have accepted the Property subject to the uncured Objectionable Exceptions, and Purchaser shall accept such title as Seller can deliver. The lien for current taxes and all liens, encumbrances, easements, restrictions or other conditions or exceptions to title which are shown on the Title Commitment or survey and which are not timely objected to by Purchaser as Objectionable Exceptions or, if objected to (unless this Agreement is terminated as provided herein), and not cured by Seller as described above are "PERMITTED EXCEPTIONS".

                  4.3 TITLE POLICY. At Closing, Purchaser, at its expense (except as provided below), may purchase an Owner Policy of Title Insurance for the Property issued by the Title Company in Purchaser's favor, in the amount of the Purchase Price, insuring Purchaser's title to the Property (the "Title Policy").

                  4.4 TITLE. At the Closing, Seller shall convey to Purchaser, by special warranty deed (the "DEED") in form attached hereto as EXHIBIT B, indefeasible title in fee simple to the Land and the Improvements, free of any liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

                           (a) all Leases covering the Land and/or the
                  Improvements;

                           (b) the lien for general real estate taxes for the
                  calendar year during which the Closing shall occur and subsequent years and subsequent assessments for prior years due to change in land usage or ownership; and

                           (c) the Permitted Exceptions.

                  4.5 BILL OF SALE. At the Closing, Seller shall convey to Purchaser, by bill of sale and assignment executed by Seller and Purchaser (the "BILL OF SALE") in the form attached hereto as EXHIBIT C, all of the landlord's interest in and to all of the Leases and all of Seller's rights, title and interest in and to the Personal Property and the Intangible Property, free and clear of any and all liens, security interests, encumbrances, conditions, easements, assessments and restrictions, except for the matters described in
Section 4.4 hereof.

                                   ARTICLE V.
              COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES

                  5.1 SELLER'S REPRESENTATIONS. Seller hereby represents and warrants to Purchaser the following:

                           (a) Seller is a corporation duly organized and
                  validly existing under the laws of the State of Delaware and Seller has full power and authority to perform all of its obligations under this Agreement and the party executing this Agreement on behalf of Seller has been duly authorized and empowered to bind Seller to this Agreement;

                           (b) Seller has no knowledge of any litigation or
                  proceeding, pending or threatened, against or relating to the Property, other than (i) suits for collection in which Seller is a plaintiff, and (ii) claims in which the Seller's insurer has undertaken the defense and acknowledged liability for the full amount of the claim;

                           (c) Seller is not a "foreign person" within the
                  meaning of Section 1445 of the Internal Revenue Code of 1986, as amended; and

                           (d) to Seller's knowledge, this Agreement constitutes
                  the legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject to the laws applicable generally to creditors' rights.

                  As used in this Section 5.2, "SELLER'S KNOWLEDGE" or a similar phrase means the current, actual knowledge of the Designated Persons (defined below), without any independent investigation or inquiry by such persons. "DESIGNATED PERSONS" means Gloria Wood, the Acquisition Coordinator of Seller. The representations and warranties contained in this Section 5.2 are (1) made as of the Effective Date, and (2) made again as of Closing. However, Seller shall have the right to notify (the "REPRESENTATION AND WARRANTY NOTICE") Purchaser of any inaccuracies in said representations and warranties by delivering written notice to Purchaser at any time or times selected by Seller on or before Closing.

                  5.2 PURCHASER'S REPRESENTATIONS. Purchaser hereby represents and warrants to Seller that:

                           (a) Purchaser is an individual and has the legal
                  capacity to enter into this Agreement;

                           (b) this Agreement constitutes the legal, valid and
                  binding obligations of Purchaser enforceable in accordance with its terms, subject to the laws applicable generally to creditors' rights;

                           (c) the execution and delivery of this Agreement does
                  not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract or agreement to which Purchaser is a party or by which Purchaser or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both);

                           (d) to Purchaser's knowledge, there are no pending or
                  threatened actions, suits or proceedings before or by any court or administrative agency (i) which question the validity of this Agreement or any instrument or agreement executed in connection herewith and (ii) which seek to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby; and

                           (e) no consent or approval of any governmental
                  authority is required with respect to the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby or the performance by Purchaser of its obligations hereunder.

                  5.3 BANKRUPTCY.

                           (a) Neither Purchaser nor its general partners/
                  members/shareholders, if any, (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such Petition has been filed against Purchaser or any of its general partner(s), if any, or (iv) to the best of its knowledge, none of the foregoing are pending or threatened.

                           (b) Neither Seller nor its general partners/
                  members/shareholders, if any, (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such Petition has been filed against Seller or any of its general partner(s), if any, or (iv) to the best of its knowledge, none of the foregoing are pending or threatened.

                                  ARTICLE VI.
                                   CONDITIONS

                  6.1 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. In addition to the conditions provided in other provisions of this Agreement, Seller's obligations to perform its undertakings provided in this Agreement (including its obligation to sell the Property) are conditioned on the following:

                           (a) The due performance by Purchaser of each and
                  every undertaking and agreement to be performed by it hereunder in all material respects (including the delivery of the items specified to be delivered by Purchaser in Section 7.2)



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

                  and the truth of each representation and warranty made by Purchaser in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

                           (b) That at no time on or before the Closing Date
                  shall any Bankruptcy/Dissolution Event (as defined below) have occurred with respect to Purchaser, and if Purchaser is a partnership or limited liability company, any general partner or managing member of Purchaser.

                           (c) Seller shall have obtained the consent of any
                  lenders of Seller that have a security interest(s) in the Property to the sale of the Property (or that consent is otherwise requested from) to Purchaser and the release of all such lenders' security interests in the Property.

                  6.2 PURCHASER'S CONDITIONS TO CLOSING. In addition to the conditions provided in other provisions of this Agreement, Purchaser's obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Property) are conditioned on the following:

                           (a) The due performance by Seller of each and every
                  undertaking and agreement to be performed by it hereunder in all material respects (including the delivery to Purchaser of the items specified to be delivered by Seller in Section 7.2), and the truth of each representation and warranty made by Seller in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

                           (b) That at no time on or before the Closing Date
                  shall a Bankruptcy/Dissolution Event have occurred with respect to Seller.

                                  ARTICLE VII.
                                     CLOSING

                  7.1 CLOSING DATE. The consummation of the purchase and sale contemplated hereby (the "CLOSING") shall be held at the offices of the Title Company in Port Arthur, Texas, on a date mutually acceptable to Seller and Purchaser no later than fifteen (15) days after the Effective Date, unless extended by Seller pursuant to the cure period provisions of Section 4.2(b) hereof or as reasonably necessary to allow Seller to obtain the lenders' releases referenced in Section 6.1(c) hereof. So that neither Seller nor Purchaser will be required to be physically present at Closing, on or before the Closing Date, Seller and Purchaser may deliver the executed closing documents and funds required by the respective parties pursuant to this Agreement to Title Company with escrow instructions for disbursement of such documents and funds. The date of the Closing is herein referred to as the "CLOSING DATE".

                  7.2 CLOSING.

                           (a) At Closing, Seller shall deliver or cause to be
                  delivered each of the following items to the Title Company:

                                    (1) the duly executed and acknowledged Deed,
                  conveying the Land and the Improvements to Purchaser, as provided in Section 4.4;

                                    (2) the duly executed and acknowledged Bill
                  of Sale, conveying the Personal Property, as provided in
                  Section 4.5;

                                    (3) an executed affidavit in accordance with
                  the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended; and

                                    (4) evidence acceptable to the Title Company
                  authorizing consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller;

Seller and Purchaser will execute letters in the form attached hereto as EXHIBIT D (the "TENANT LETTERS"), addressed to each tenant for which Purchaser receives from Seller the tenant's security deposit or credit for the tenant's security deposit, informing each tenant that the Property has been conveyed to Purchaser, that Purchaser has received and is responsible for such tenant's deposit and that all future payments and correspondence with the landlord under the lease are to be made to Purchaser, or as Purchaser shall direct.

                           (b) At Closing, Purchaser shall deliver or cause to
                  be delivered each of the following items to the Title Company:

                                    (1) evidence acceptable to the Title Company
                  and Seller authorizing consummation by Purchaser of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Purchaser;

                                    (2) an executed and acknowledged Bill of
                  Sale as provided in Section 4.5 hereof;

                                    (3) all additional documents and instruments
                  as in the opinion of the Title Company are necessary to the proper consummation of this transaction.

                  The Title Company shall hold all of the foregoing items delivered to it by Seller and Purchaser until Purchaser delivers the funds required of it under subparagraph (c) of this Section 6.2.

                           (c) At Closing, Purchaser shall deliver to the Title
                  Company for disbursement to Seller the Purchase Price, as well as the sums provided for elsewhere in this Agreement. When such sums have been received by the Title Company, then:

                                    (1) the Title Company shall deliver to
                  Purchaser the documents described in subparagraph (a) of this
                  Section 7.2, together with any Title Policy provided pursuant to Section 4.3;

                                    (2) Seller shall deliver to Purchaser all
                  master keys and regular keys in Seller's possession to all locks on the Property, and the original copies of all Leases which are in Seller's possession;

                                    (3) the Title Company shall deliver to
                  Seller the documents described in subparagraph (b) of this
                  Section 7.2;

                                    (4) Seller shall deliver possession of the
                  Property to Purchaser, subject only to the Permitted Exceptions, and rights of tenants in possession under the Leases;

                                    (5) Purchaser shall mail or deliver all of
                  the Tenant Letters; and

                                    (6) the Title Company shall deliver to
                  Seller the Purchase Price, including the Earnest Money
                  Deposit.

                  7.3 CLOSING PRORATIONS AND COSTS.

                  The items in subparagraphs (a) through (h) of this Section 7.3 shall be apportioned or prorated as to each Property between Seller and Purchaser as of 11:59 p.m., local time for the Property, on the day preceding the Closing Date:

                           (a) TAXES AND ASSESSMENTS. Real estate taxes and
                  assessments imposed by governmental authority ("TAXES") and any assessments by private covenant constituting a lien or charge on the Property for the then-current calendar year or other current tax period not yet due and payable. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates. If the proration provided for in this subparagraph (a) is not based upon the actual Taxes for the calendar year in which the Closing occurs, the parties shall adjust such proration when the actual Taxes are known.

                           (b) COLLECTED RENT. All collected rent and other
                  income under the Leases in effect at the Closing. Seller shall be charged with any rentals collected by Seller before Closing but applicable to any period of time after the day preceding the Closing. Uncollected rent and other income shall not be prorated. If Purchaser collects any delinquencies after Closing, Purchaser shall apply such rent to the obligations owing to Purchaser for its period of ownership and to the reasonable costs of collection, remitting the balance, if any, to Seller. Purchaser shall bill and attempt to collect such delinquent rent in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any delinquencies. Seller shall have the right to seek by legal action or otherwise collect any rents delinquent for any period prior to the Closing, but shall not seek to evict a tenant or terminate the Lease of such tenant unless the tenant has vacated the premises under the Lease.

                           (c) UTILITIES. To the extent such expenses are billed
                  to and paid directly by Seller and not tenants under the Leases, utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing. Seller shall pay at Closing the bills therefor for the period to and including the Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller's portion and will pay the entire bill prior to delinquency after Closing and Purchaser shall be charged its portion of such payment at Closing. No proration shall be made for utility expenses that are separately metered to and paid directly by tenants and for which Seller has no obligation to pay.

                           (d) FEES AND CHARGES UNDER SERVICE CONTRACTS. Fees
                  and charges under the Service Contracts.

                           (e) CAM CHARGES. Where the Leases contain tenant
                  obligations for taxes, common area expenses, operating expenses or additional charges of any other nature ("CAM CHARGES"), and where Seller shall have collected any portion thereof in excess of amounts incurred by Seller for such items for the period prior to the Closing Date, then there shall be an adjustment and credit given to Purchaser on the Closing Date for such excess amounts collected. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit tenants with any remainder. If it is determined at any time after Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Purchaser at Closing, then Seller shall promptly pay to Purchaser the deficiency. If it is determined after Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by less than the amount previously credited to Purchaser at Closing, then Purchaser shall promptly pay to Seller the deficiency. Also, if it is determined after Closing that the amount collected during Seller's ownership period is less than the expenses incurred during the same period, then Purchaser shall promptly pay to Seller the deficiency.

                           (f) OTHER EXPENSES. Any and all transfer taxes,
                  intangible taxes, documentary fees, transaction privilege taxes, stamp taxes, gross receipts and other similar taxes, charges, or fees with respect to the transfer of the Property shall be paid by Purchaser. All other expenses related to the ownership or operation of the Property shall be prorated in the manner customary for Jefferson County, Texas.

                           (g) OTHER CLOSING COSTS. Each party shall pay
                  one-half of any escrow fees charged by the Title Company and each party shall pay all of the fees and expenses of its own counsel in entering into and consummating the transactions described in this Agreement. Except as otherwise expressly provided in this Agreement, all other Closing costs, including, without limitation, recording and escrow fees, shall be assessed to the respective parties as is customary in the purchase of improved real property in Jefferson County, Texas, as of the Closing Date.

                           (h) SECURITY DEPOSITS. Seller shall retain all tenant
                  security deposits under the Leases and Purchaser shall receive a credit at Closing against the Purchase Price equal to the sum of all such deposits for which the landlord (including any prior landlord) is liable under the Leases.

                  7.4 CLOSING ESTIMATES AND FINAL ADJUSTMENTS.

                  Seller and Purchaser shall comply with the following:

                           (a) Seller shall prepare a schedule of tentative
                  adjustments required by Section 7.3 and provide such schedule to Purchaser prior to the Closing Date for review and approval by Purchaser and its representatives or accountants. Seller will provide to Purchaser and its representatives and accountants reasonable access during normal business hours to the personnel and accounting and other records of Seller to the extent necessary to review the information contained in such schedule of tentative adjustments. Such adjustments, if and to the extent known or estimated and agreed upon as of such Closing Date, shall be paid by Purchaser to the Seller (if the prorations result in a net credit to Seller), or by the Seller to Purchaser (if the prorations result in a net credit to Purchaser), by adjusting the Purchase Price payable on the Closing Date.

                           (b) Any such adjustments not finally determined or
                  agreed upon as of such Closing Date shall be paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be, in cash as soon as practicable following the receipt or determination of the information necessary to make the adjustments after the Closing Date.

                           (c) Purchaser agrees to perform and shall assume and
                  indemnify and hold harmless Seller from all obligations and liabilities with respect to the Property that relate to periods of time after the Closing Date, including those to tenants for refunds of tenant security deposits required to be made subsequent to the Closing Date.

                                 ARTICLE VIII.
                                    CASUALTY

                  8.1 CASUALTY. If, prior to Closing, the Property is damaged by fire or other casualty, Sellers will notify Purchaser of such casualty and will deliver to Purchaser a copy of any of Seller's insurance policies covering the Property. If the cost of repair of such damage is in excess of One Hundred Thousand Dollars ($100,000) for such Property, Purchaser may, at its option, (a) terminate this Agreement by written notice to Seller on or before the earlier to occur of the last day provided in this Agreement for Closing to occur or 5 days after the occurrence of such casualty, or (b) elect to acquire the damaged Property on the Closing Date in its damaged condition and to receive an assignment of all of Seller's right, title and interest in and to any claims Seller may have under the insurance policies covering the Property. In all other events, if a portion of the Property is damaged by fire or other cause whatsoever, this Agreement shall continue in full force and effect and Seller, at its election, shall either repair such damage in full before the Closing, or at Closing Seller shall assign to Purchaser all of Seller's right, title, claims and proceeds under insurance policies covering the damaged premises, and pay to Purchaser the amount of the applicable deductibles under such insurance policies.

                  8.2 CONDEMNATION. If, prior to the Closing Date, all or any "significant" portion (as hereinafter defined) of the Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option either (i) of proceeding to Closing and accepting the Property subject to the condemnation or taking and reducing the Purchase Price by the amount of the condemnation awarded, or (ii) of terminating this Agreement by giving written notice to Seller not later than 15 days after receiving written notice from Seller advising of the condemnation or taking. If Purchaser does not elect to terminate this Agreement, or if an "INSIGNIFICANT" portion ("INSIGNIFICANT" is herein deemed to be any taking which is not "significant", as such term is herein defined) of the Property is taken by eminent domain or condemnation, at the Closing Seller shall assign and turnover, and Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A "SIGNIFICANT" portion of the Property means any taking where the damage to the owner of the area taken exceeds One Hundred Thousand Dollars ($100,000).

                  8.3 WAIVER. Purchaser and Sellers each hereby waive the Uniform Vendor and Purchaser Risk Act and agree that the provisions of Sections
8.1 and 8.2 shall govern the respective rights and obligations of Purchaser and Sellers with regard to the subject matter of Sections 8.1 and 8.2.

                                  ARTICLE IX.
                             REAL ESTATE COMMISSIONS

                  9.1 INDEMNITY. Purchaser and Sellers shall indemnify and hereby agree to hold the other party harmless from any brokerage or finder's fee or commission claimed by any person claiming by, through or under the indemnifying party for or on account of this Agreement or the transactions contemplated hereby.

                  9.2 REPRESENTATIONS REGARDING BROKER'S COMMISSIONS/FINDER'S FEES. Seller represents and warrants to Purchaser that no brokerage or finder's fee or commission is payable to any party claiming by, through or under such Seller with respect to the Property or this Agreement. Purchaser represents and warrants to Seller that no brokerage or finder's fee or commission is payable to any party claiming by, through or under Purchaser with respect to the Property or this Agreement. Purchaser represents and discloses to Seller that Purchaser is a real estate salesman licensed pursuant to the laws of the State of Texas.

                                   ARTICLE X.
                            TERMINATION AND REMEDIES

                  10.1 REMEDIES.

                           (a) If Purchaser defaults in the performance of it
                  obligations under this Agreement, and if such failure continues for 10 days after written notice from Seller to Purchaser specifying such default (provided if such default is the failure to timely close, then the grace period shall be one day only), then, Seller shall, as its sole remedy, be entitled to receive and retain the Earnest Money Deposit as liquidated damages and not as a penalty, and Seller hereby waives the right to pursue any other remedies, including the right to recover damages.

                           (b) If Seller defaults in the performance of its
                  obligations under this Agreement, and if such failure continues for 10 days after written notice from Purchaser to Seller specifying such default (provided if such default is the failure to close, then the grace period shall be one day only), then Purchaser may either terminate this Agreement and receive a return of the Earnest Money Deposit or pursue a claim against Seller for specific performance of this Agreement. Purchaser waives all other remedies (including the right to recover damages) arising from any Seller's breach of this Agreement.

                                  ARTICLE XI.
                             ASSIGNMENT OF AGREEMENT

                  11.1 ASSIGNMENT. Neither Seller nor Purchaser shall assign their rights or delegate their duties under this Agreement without the written consent of the other party hereto, except that Purchaser may assign this Agreement to a limited liability company, limited liability partnership, or limited partnership controlled by Purchaser, but in connection therewith, Purchaser shall remain obligated hereon notwithstanding such assignment.

                                  ARTICLE XII.
                                  MISCELLANEOUS

                  12.1 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties. All prior agreements between the parties relating to the Property are hereby terminated.

                  12.2 SURVIVAL. All representations, warranties, covenants and agreements of Purchaser and Seller contained in this Agreement shall merge into the documents executed at Closing and shall not survive the Closing; provided, however, the provisions of (a) Sections 7.3, 7.4, 10.1 and 12.14, which contemplate performance of obligations after the Closing, shall survive the Closing for a period of one (1) year following the Closing; and (b) Sections 3.2, 9.1, and 9.2, shall survive forever without limitation. A party may bring suit on account of the breach of a provision of this Agreement which survives Closing only if written notice of such breach is given to the breaching party during the period of survival and suit is commenced within one hundred eighty
(180) days after the expiration of the period of survival, if applicable.

                  12.3 TIME OF ESSENCE. Time is of the essence in this Agreement.

                  12.4 NOTICES. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered (a) when received by the addressee if delivered by courier service, or (b) if mailed, two (2) days after deposit in the United States mail, postage prepaid, certified mail, return receipt requested, in each such case addressed to Seller or Purchaser, as the case may be, at the address or telecopy number set below the signature of such party hereto. Any party shall have the right to change its address by giving 5 days' prior written notice to the other parties.

                  12.5 GENDER; NUMBERS. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa unless the context requires otherwise.

                  12.6 HEADINGS. The captions used in connection with the articles and sections of this Agreement are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Agreement.

                  12.7 DAYS. Except where business days are expressly referred to, references in this Agreement to days are to calendar days, not business days. Business day means any calendar day except a Saturday, Sunday or national banking holiday.

                  12.8 GOVERNING LAW. EXCEPT WHERE THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

                  12.9 HOLIDAYS. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of such period shall be deemed extended to the next day which is not a Saturday, Sunday or national banking holiday.

                  12.10 ATTORNEYS' FEES. In the event that a legal action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to collect its costs of court, including reasonable attorneys fees.

                  12.11 INTERPRETATION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

                  12.12 SEVERABILITY. If any provisions of this Agreement are held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that both parties may still effectively realize the complete benefit of the transaction contemplated hereby.

                  12.13 AMENDMENTS. No modification or amendment of this Agreement shall be effective unless made in writing and executed by all Seller and Purchaser. In the event any approval or consent is required pursuant to any provision of this Agreement, such approval or consent shall be deemed given only if it is in writing, executed by the party whose approval or consent is required.

                  12.14 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at Closing, Seller and Purchaser agree to perform, execute and/or deliver or cause to be delivered, executed and/or delivered, but without any obligation to incur any additional liability or expense, on or after the Closing any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby and/or to further perfect and deliver to Purchaser the conveyance, transfer and assignment of the Property and all rights related thereto.

                  12.15 NO RECORDATION. Neither Seller nor Purchaser shall be entitled to record this Agreement or a memorandum or other notice hereof among the land records or other public records of any jurisdiction, and this Section
12.16 shall be deemed to be a specific directive to the recorder of deeds and other officials of the applicable jurisdiction not to accept this Agreement or a memorandum or other notice of this Agreement for recordation in any form whatsoever.

                  12.16 BULK TRANSFER. Purchaser hereby waives compliance by Seller with all applicable bulk transfer, bulk sales and similar laws and requirements of all jurisdictions in connection with the transactions contemplated hereby.

                  EXECUTED by Seller on the ____ day of __________, 2001.

WITNESSES:                          SELLERS:

                                   PINNACLE TOWERS INC.,
--------------------------------   a Delaware corporation

                                   By:
                                       -----------------------------------------
--------------------------------   Name:
                                        ----------------------------------------
                                   Title:
                                          --------------------------------------
with copies to:
                                   Address:
Trey Baldy
Holland & Knight LLP               301 North Cattlemen Road,
400 North Ashley Drive             Suite 300
Suite 2300                         Sarasota, Florida  34232
Tampa, Florida 33602               Attention: James K. Bokish
Telecopy No.: (813) 229-0134

                  EXECUTED by Purchaser on the ___ day of _________, 2001.

WITNESSES:                                           PURCHASER:


---------------------------------      -----------------------------------------
                                       Name: Benn W. Bundy

                                       Address:

--------------------------------
                                       390 Park Street
                                       Suite 500
                                       Beaumont, Texas 77701
                                       Attention: Kerwin B. Stone




Attachments

Receipt and Acknowledgment
Exhibit A  -  Land
Exhibit B  -  Special Warranty Deed
Exhibit C  -  Bill of Sale and Assignment of Leases and Service Contracts
Exhibit D     Tenant Letter Form

                           RECEIPT AND ACKNOWLEDGMENT

                  The undersigned Title Company named in the foregoing Agreement hereby acknowledges receipt of a fully executed copy of said Agreement as of the date set forth below and agrees to hold and disburse the Earnest Money Deposit in accordance with the terms of the Agreement. While the Title Company holds the Earnest Money Deposit in escrow, the Title Company hereby agrees to invest the Earnest Money Deposit in an interest-bearing account.

                                       PORT ARTHUR ABSTRACT




                                       By:
                                         ---------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



Date of Receipt:  _______________, 2001

                                    EXHIBIT A

                                      LAND

                                    EXHIBIT B

This instrument was prepared by:

Trey Baldy
Holland & Knight LLP
400 North Ashley Drive
Suite 2300
Tampa, Florida  33602
Telephone:  (813) 227-6520

                              SPECIAL WARRANTY DEED

                  Pinnacle Towers Inc. (hereinafter called "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) cash and other good and valuable considerations to it in hand paid by _____________________ (hereinafter called "Grantee"), whose address is _____________________________,
_____________, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee the land described in Exhibit A attached hereto and made a part hereof for all purposes, together with (i) all buildings and other improvements located thereon, (ii) all right, title and estate of Seller in and to all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property, and (iii) all right, title, and estate of Seller in and to the bed of any street, road or alley, open or proposed, adjoining such real property (collectively, the "Property").

                  TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantee, its successors and assigns, forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the said Property unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise.

                  Notwithstanding anything to the contrary set forth herein, this conveyance is made subject to the Permitted Exceptions set forth on Exhibit B attached hereto and made a part hereof.

                  EXECUTED as of the ____ day of ___________, 2001.

Witnesses:                               PINNACLE TOWERS INC.
                                         a Delaware corporation

-------------------------------------
                                         By:
                                             -----------------------------------
-------------------------------------    Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

STATE OF _______________________

COUNTY OF _______________________


         The foregoing instrument was acknowledged before me this _____ day of ___________________, 2001, by _______________________, _________________________
of _______________________________, a ________ corporation, on behalf of the corporation. ____has produced __________________________________ as identification.



(SEAL)



---------------------------------

---------------------------------

Notary Public-State of__________

Commission Number: __________

                                    EXHIBIT C

                      BILL OF SALE AND ASSIGNMENT OF LEASES

                              AND SERVICE CONTRACTS

                  That Pinnacle Towers Inc. ("Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by Pinnacle Tower Inc. ("Grantee"), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED and DELIVERED and does by these presents GRANT, SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto Grantee, all of Grantor's right, title and interest in and to the following described properties located on, and/or affixed to, and used in connection with, the buildings (the "Improvements") situated on those certain lands in Beaumont, Texas, more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes (the "Subject Property," which together with the Improvements is sometimes hereinafter called the "Property"), which Subject Property has been conveyed by Grantor to Grantee by Special Warranty Deed of even date herewith:

                  (a) All tangible personal property and fixtures of any kind owned by Grantor and attached to or located within the Improvements and used in connection with the ownership, maintenance, or operation of the Property (the "Personalty").

                  (b) All of Grantor's right, title, and interest in any leases, licenses, occupancy agreements, or other agreements demising space in, providing for the use of and/or occupancy of the Property (collectively the "Leases").

                  (c) To the extent only the same are assignable by Grantor to Grantee, all of Grantor's right, title, and interest in and to any and all (i) contracts or agreements, such as management, maintenance, service or utility contracts, relating to the ownership, maintenance and operation of the Property ("Service Contracts"), (ii) warranties currently in force and effect with respect to the Property, the Personalty and the Leases, (iii) all licenses, permits or similar documents relating to the Property, the Personalty and/or the Leases, and (iv) plans, drawings, specifications, surveys, engineering reports and other technical descriptions of the Property (the "Intangible Property").

                  TO HAVE AND TO HOLD the Grantor's rights, titles, and interests in and to the Personalty, Leases and Intangible Property, unto the said Grantee, its successors and assigns, forever. Grantor agrees to warrant and defend title in and to the Personalty, the Leases and the Intangible Property unto Grantee, its successors and assigns, against all persons claiming the same by, through or under Grantor, but not otherwise.

                  Except for the title warranty contained in the preceding paragraph, the Personalty, Leases, and Intangible Property are being conveyed AS IS, WHERE IS, AND WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  Grantee hereby assumes, and agrees to indemnify and hold harmless Grantor from and against all obligations of Grantor under the Leases, Service Contracts, and all other obligations and liabilities pertaining to the Subject Property and the above described property, which accrue after the date hereof.

                  This assignment and transfer is made subject to those matters of record affecting the Property to the extent valid and enforceable.

                  Grantor and Grantee represent that they each have the full right, power, and authority to execute this Bill of Sale and Assignment of Leases and Service Contracts and to perform their respective obligations hereunder.

                  IN WITNESS WHEREOF, Grantor and Grantee have executed this Bill of Sale and Assignment of Leases and Service Contracts, as of the _____ day of ________________, 2001.

                                       GRANTOR:



                                       PINNACLE TOWERS INC.,
                                       a Delaware corporation



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       GRANTEE:



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

ATTACHMENTS:

Exhibit A - Property Description

                                    EXHIBIT D

                               TENANT LETTER FORM













                                      D-1